CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276887 on Form S-6 of our report dated March 19, 2024, relating to the financial statement of FT 11319, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 13, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 19, 2024